          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                    Exhibit 10.7

                          ASPECT MEDICAL SYSTEMS, INC.

                     OEM DEVELOPMENT AND PURCHASE AGREEMENT

         Agreement dated this Sixth day of August, 1999 , by and between Aspect Medical Systems, Inc, a Delaware corporation with its principal offices located at Two Vision Drive, Natick, Massachusetts ("Aspect") and Hewlett-Packard GmbH ("HP"), a German corporation with its principal offices located in Germany at 71034 Boblingen, Herrenberger Str. 110-140, for the purchase and/or license by HP of products under the terms and conditions contained in this Agreement.

1.   BACKGROUND.

          (a) Aspect is a developer, manufacturer and distributor of medical devices, equipment, accessories and related hardware, software and related products and accessories.

          (b) HP is a manufacturer of medical equipment, in particular of multiparameter patient monitors.

          (c) Aspect and HP intend to make available to HP customers a solution to integrate Aspect's BIS technology with HP's patient monitors. In a first phase of the cooperation Aspect and HP will develop appropriate components in a joint project (the "BIS Project").
               In the second phase of the cooperation, HP intends to purchase and/or license specified products for integration with its own systems and products. Aspect agrees to sell and/or license to HP the products described below, subject to the terms and conditions contained in this Agreement.

          (d) It is the intention of both Parties to negotiate a separate, independent distribution agreement (the "Distribution Agreement") under which HP will also sell the Aspect 2000 BIS Monitor and Aspect BIS Sensors in certain geographies.

2.   DEFINITIONS.

          "Aspect's Bispectral Index" or "BIS" is Aspect's proprietary processed EEG parameter that measures the hypnotic effects of anesthetic and sedative agents on the brain during surgery.

          "HP Patient Monitors" means a family of multi-parameter modular patient monitoring systems manufactured by or for HP. When the HP BIS System is complete, HP Patient Monitors will display BIS data (waveforms, numerics, status info), and provide setup and operation information (user interface), alarming, and network connectivity.

          "HP BIS System" is the sum of all components involved in integrating the BIS with HP Patient Monitors.

          "HP BIS Module" is a standard size parameter module for HP Patient Monitors to convert the data as delivered by the HP BIS Engine from the BIS Protocol to the HP Patient Monitor's internal format.

          "Module Cable" is a cable used to connect the HP BIS Engine to the HP BIS Module.

          "DSC Cable" is a cable used to connect the Digital Signal Converter to the HP BIS Engine.

          "HP BIS Engine" is the processing unit for deriving the BIS data from the raw EEG signal and consists of Aspect's "BIS Engine" board modified for HP and built into a housing with appropriate connectors to connect to the DSC Cable and the Module Cable.

          "Digital Signal Converter" (or "DSC") is used to amplify the analog EEG signals as acquired by the BIS sensors and convert it from analog to digital signals.

          "Aspect BIS Module Kit" means the bundle of all components of the HP BIS System that are developed and manufactured by Aspect and licensed/sold to HP under this Agreement: DSC, DSC Cable, HP BIS Engine, and Module Cable.

          "Aspect BIS Sensor" means a single use disposable sensor manufactured by Aspect for use with the Aspect A2000 BIS monitor or with the Aspect BIS Module Kit and that is required to generate Aspect's Bispectral Index.

          "Sensor Startup Kit" is a set of Aspect BIS Sensors that may be part of each HP BIS System sale by HP in selected geographies outside North America.

          "A2000" means Aspect's stand-alone BIS monitor for use with the Aspect BIS Sensor and that generates Aspect's Bispectral Index.

          "Aspect Products" means Aspect BIS Module Kits and any other product that can be ordered by HP as listed in Exhibit A (Aspect Products and Purchase Prices).

          "Software" means Aspect software programs in binary code form which are designed for use with the Aspect BIS Module Kit.

          "BIS Protocol" is Aspect's proprietary communication protocol provided for purposes of communication between the HP BIS Engine, the HP BIS Module and HP Patient Monitors

          "Documentation" means the BIS Engine Serial Interface Specification.

          "Territory" shall mean all countries in which HP is permitted under this Agreement to distribute Aspect Products.

          "Party" or "Parties" shall mean Aspect and HP each individually or jointly.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

3.   BIS MODULE DEVELOPMENT PROJECT.

     3.1. PROJECT SCOPE

          (a) Aspect and HP will be performing activities to develop a HP BIS System. Aspect will modify Aspect's standard BIS Engine product described in Exhibit B to create a HP BIS Engine. HP will develop a HP BIS Module to interface with Aspect's modified BIS Engine.

          (b) The following specifications/documents will be created and agreed upon by both parties prior to completion of Phase 1 of the Module Development Project:

               - Functional Technical Specification (FTS): This is a specification that defines the interface between the HP BIS Engine and the HP BIS Module. This document is an HP specification that is derived principally from specifications and materials from Aspect.

               - System Hazard Analysis: To be performed in Phase 1 of the project.

               - External Specification: Specification describing the HP BIS Module and the Aspect BIS Module Kit as a system from the customer's viewpoint.

               - Project Plan: The project plan will include a detailed project schedule, detailed project description, and other information not included in the FTS.

     3.2. PROJECT TIMING

The overall project duration is expected to be approximately [**]. The product introduction is planned for [**]. The expected major project milestones are described below:

[**]              [**]

     3.3. PROJECT PHASE DESCRIPTIONS

The following phases of the project closely correlate with the standard internal project phases of the HP development process.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

PHASE 1: PROJECT DEFINITION

Phase 1 defines the project at a high level.

The principal technical issues to resolve are [**].

At the end of Phase 1 the following documents are created: External Specification (preliminary), Functional Technical Specification (preliminary), an initial Hazard Analysis, and a detailed Project Schedule., In addition, HP shall create internal Functional Plans, including a development plan, verification and validation plan, manufacturing plan, marketing plan,and regulatory plan.

PHASE 2A: SPECIFICATION

In Phase 2A the detailed design specifications are created: External Specification (Final), Technical Specification (Final), Hazard Analysis (Final) and definition of Aspect's Qualification Test Procedure (verification and validation plan for all items identified under the Functional Technical Specification).

PHASE 2B: DESIGN (IMPLEMENTATION)

The actual electrical, circuit schematics, and mechanical design and implementation is performed in Phase 2B. The output of Phase 2B is a functional prototype. This functional prototype is intended to be a faithful representation of the product, including actual molded materials, electronics and software. During this phase, the Outgoing Inspection Procedure from Aspect is also defined.

PHASE 3: VERIFICATION

Design verification testing of software, electronics and mechanical components is performed in Phase 3. Additionally EMI testing of the system is performed in this phase of the project. Aspect will perform [**] with the BIS Module.

Clinical field trials are started in Phase 3. It is anticipated that field trials of the BIS Module System will be conducted in [**] hospitals in Europe and [**] hospitals in the US. The completion of field trials occurs by the end of Phase 4.

During this phase, results of the Qualification Tests and Outgoing Inspection will also be reviewed for all prototypes.

PHASE 4: VALIDATION

The following tasks are accomplished during Phase 4: Software Validation: Formal validation testing of the BIS Module System.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Manufacturing Pilot Build: It is expected that [**] systems will be built, of which [**] units will be required at the beginning of Phase 3 for clinical field trials. The systems will be used for clinical trials, engineering test, and for sales demos. Final Test Procedure: Used to 100% test the Aspect BIS Module Kit and HP BIS Module as a final test in manufacturing.

     3.4 PROJECT MANAGEMENT.

          (a) Each party shall appoint a "Project Manager" who oversees and manages the joint project on a day-to-day basis.

          (b) The Project Managers shall meet regularly based on the project needs to assess the project status and discuss and resolve any issues or problems. These meetings may be held face-to-face or as telephone or video conferences.

          (c) Both Parties' project teams shall conduct project meetings from time to time as deemed useful.

          (d)  Each Party shall bear its own communication and travel costs.

          (e) All communication in conjunction with this Agreement shall be directed to the appropriate person and address as listed in Exhibit C (Contact Persons/Addresses).

     3.5. JOINT RESPONSIBILITIES.

          (a) Both Parties will actively work together in performing a joint Hazard Analysis for the HP BIS System at the beginning of the BIS Project.

          (b) Both Parties will generate a joint External Specification of the HP BIS System.

          (c) The parties will jointly develop and agree on a Verification and Validation Plan for testing the performance and safety of the entire BIS System prior to its release to shipment.

          (d) The verification and validation of the HP BIS System will be performed under HP's overall responsibility at HP's Boeblingen premises. Aspect agrees to support this effort as defined in the Verification and Validation Plan and as may be required in case of problems. Verification and validation of Aspect's BIS Module Kit will be performed by Aspect in Aspect's Natick facility. After successful validation by HP of the HP BIS System, Aspect will also validate the HP BIS System output and confirm in a written certificate that the BIS value as displayed on the HP Patient Monitor is equivalent to Aspect's BIS implementation.

          (e) Both parties will inform each other of any planned change in its products that may affect compatibility of the HP BIS System components or the available regulatory approvals. The Change Notification Agreement Form (attached as Exhibit D) will be used for this purpose.

          (f) Both parties will provide each other reasonable engineering consultation free of charge.

          (g) Aspect and HP will provide each other free of charge with certain number of prototypes and product samples for development, verification and validation, and getting regulatory approvals.

     3.6. HP RESPONSIBILITIES.

          (a) HP shall develop the HP BIS Module according to the mutually agreed Functional Technical Specification and External Specification at HP's own cost.

          (b) HP will take responsibility for the development, design and performance of the HP BIS Module and for the combination of the Aspect components (BIS Module Kit) with the HP components (HP BIS Module, HP Patient Monitor) of the HP BIS System.

     3.7. ASPECT RESPONSIBILITIES.

          (a) Aspect shall develop the HP BIS Engine, the DSC Cable and the Module Cable according to the mutually agreed specifications at Aspect's own cost.

          (b) Aspect will take responsibility for the development, design and performance of the Aspect BIS Module Kit.

          (c) Aspect shall make available the BIS Protocol specification to HP for implementation into the HP BIS Module or otherwise into HP Patient Monitors.

          (d) Aspect will undertake reasonable efforts to maintain backward compatibility for future versions of the BIS Protocol, however no guarantee is given.

          (e) Aspect will inform HP of future changes to the BIS Protocol as early as possible and make available such changed BIS Protocol specification to HP. The Change Notification Agreement Form (attached as Exhibit D) will be used for this purpose. Notwithstanding anything to the contrary in the Change Notification Agreement Form, HP shall not withhold its approval of any future changes to the BIS Protocol as provided in Section
               3.7 (d).

4. PURCHASE AND SALE OBLIGATIONS; LICENSES.

          (a) General. Subject to the terms and conditions of this Agreement, Aspect agrees to sell to HP the Aspect Products listed on Exhibit A (Aspect Products and Purchase Prices). For these products, Aspect grants to HP or HP's subdistributors a non-exclusive, worldwide distribution right for the term of this Agreement. HP represents and warrants that the components of the Aspect BIS Module Kits purchased from Aspect under this Agreement shall be used as components in, incorporated into, or integrated with, systems and products which HP sells or leases to third-party users in the regular course of business. HP further certifies that the components of the Aspect BIS Module Kits will only be resold, leased, rented, licensed or otherwise transferred to third parties for use as a part of an HP BIS System or as replacement parts used in HP BIS Systems.

          (b) BIS Sensors. Apart from section 4.a., Aspect hereby grants HP the right to distribute Aspect BIS Sensors solely to HP's customers outside North America and solely for use with HP BIS Systems.

          (c) Sensor Startup Kit. Aspect hereby grants HP the right to sell the Sensor Startup Kit for use with the HP BIS System in geographies outside North America.

          (d) Software License. Aspect hereby grants to HP a non-exclusive and non-transferable worldwide license, without the right to sublicense (except to purchasers of HP BIS Systems and to HP's subdistributors), during the term of the Agreement to use the Software and related Documentation provided by Aspect solely in connection with operation of the components of Aspect BIS Module Kit in the HP BIS System. Thereafter, Aspect grants to HP a right to use the Software and related Documentation used in conjunction with the HP BIS Systems being sold by HP on the date of termination with respect to service and support of installed HP BIS Systems for a period of 10 years, after termination of the Agreement. All rights granted to HP customers to use the HP BIS System shall be irrevocable as long as such customers are in compliance with the terms of use for such HP BIS Systems and does not cure such non-compliant use within 90 days of being notified. HP shall not disclose, furnish, transfer, distribute or otherwise make available the Software, the Documentation or any portion thereof in any form to any third party (other than to purchasers of HP BIS Systems and to HP's subdistributors) and shall not duplicate the Software, the Documentation or any part thereof (other than for HP's internal use). Title to and ownership of and all proprietary rights in or related to the Software, the Documentation and all partial or complete copies thereof shall at all times remain with Aspect or its licensor(s). This Agreement shall not be construed as a sale of any rights in the Software, the Documentation, any copies thereof or any part thereof. All references in this Agreement to sale, resale or purchase of the BIS Module Kits or the components thereof, or references or like effect, shall, with respect to the Software and the Documentation mean licenses or sublicenses of the Software and the Documentation pursuant to this Section 4. HP shall not disassemble, decompile or otherwise reverse engineer the Software or any part thereof, except if Aspect is required under applicable law to permit HP to reverse engineer any Software. In such event, HP may reverse engineer the Software but only to the extent Aspect is required to permit such reverse engineering. HP shall retain and shall not alter or obscure any notices, markings or other insignia which are affixed to the Software, the Documentation or any part thereof at the time it receives such Software or such Documentation.

          (e) BIS Protocol License. Aspect hereby grants to HP a non-exclusive, worldwide, irrevocable, royalty-free license to implement Aspect's proprietary BIS Protocol and sell it to HP's end customers as part of its products for use solely with the Aspect BIS Module Kit.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5. ROYALTIES.

          (a) For each BIS Module Kit that HP is purchasing from Aspect HP shall pay a purchase price for the BIS Module Kit and a royalty fee as specified in Exhibit A (Aspect Products and Purchase Prices).

          (b) Within 30 days after the Effective Date, HP shall pay Aspect an amount of [**] US$ as prepaid royalties, which will be credited against the actual royalty component of the purchase price that is due for the sale of the first [**] Aspect BIS Module Kits. [**].

          (c) In the event that the Agreement is terminated by HP because Aspect is unable to deliver a HP BIS Engine before October 31st,[**](in accordance with Section 23.2, paragraph b), or in the event Aspect fails to deliver the first [**] Aspect BIS Module Kits for whatever reason, excluding breach by HP or failure to order then Aspect shall refund HP according to the following rules:

               (i) Aspect shall refund to HP that part of the prepayment that is not yet consumed by unit royalties, however not more than [**] US$.

               (ii) Aspect shall [**].

          (d) Aspect agrees [**] in accordance with Section 5 (c) [**]. HP agrees [**] in connection with [**]. At such time [**].

6. SCOPE OF DELIVERY

          (a) Purchase Orders. Purchase orders (via Fax, e-mail, other electronic transmission or paper) for Aspect Products to be purchased under this Agreement (the "Orders") must be received by Aspect during the term of this Agreement and must specify a delivery date in accordance with the lead-time schedule outlined below under Section 6, paragraph e) All HP Purchase Orders will make reference to the appropriate engineering drawing or manufacturing reference numbers.

          (b) Order Acknowledgements. HP purchase orders will be acknowledged by Aspect within 5 days after receipt of the order, provided that the order is technically correct and that the requested delivery time is within the agreed lead time and that the latest forecast provided by HP is not exceeded by more than [**] and the quantity ordered does not exceed by more than [**] the quantity ordered in the preceding month. If the requested delivery time is lower than the agreed lead time, or if HP's latest forecast is exceeded by more than [**], Aspect shall use reasonable efforts to complete the order requirements and to acknowledge the order within 10 days of its receipt. Order acknowledgements shall not be unreasonably withheld.

          (c) Forecasts. HP shall furnish to Aspect a non-binding monthly forecast during the term of this Agreement with the number and type of Aspect Products for which HP expects to submit orders for the following twelve months. Existing open purchase orders are not usually reflected in these forecast numbers.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          (d) Cancellation Charges. In the event of the cancellation of any Order by HP, HP shall be liable for the payment of cancellation charges based on the number of days prior to scheduled delivery that written notice of cancellation is received by Aspect, as outlined below:

    > 10 weeks prior to acknowledged delivery                [**]
    6 - 10 weeks prior to acknowledged delivery              [**] of order value
    4 - 6 weeks prior to acknowledged delivery               [**] of order value
    2 - 4 weeks prior to acknowledged delivery               [**] of order value
    < 2 weeks prior to acknowledged delivery                 [**] of order value

          (e) Lead Times. Lead times for the Aspect BIS Module Kit are expected to be 12 weeks.

7. PRICES.

          (a) Purchase Prices. The prices of Aspect Products purchased by HP hereunder (the "Purchase Prices") which are ordered during the term of the Agreement shall be as set forth in Exhibit A (Aspect Products and Purchase Prices).

          (b) Purchase Price Changes. In consideration of the market situation and after consultation with HP, the Purchase Prices set forth in Exhibit A (Aspect Products and Purchase Prices) will be reviewed 12 months after first delivery of production units and annually thereafter. Any price increase will become effective only after mutual agreement between both Parties, subject to the following:

               (i) In the event the materials cost for the Aspect BIS Module Kit increases by more than [**]. Aspect shall have the right no more than once per year during the term of this Agreement to increase the Purchase Price of the Aspect BIS Module Kit by an equivalent amount by giving HP written notice of such increase not less than [**] days prior to the date upon which the increased Purchase Price is to become effective. No Purchase Price increase shall apply to Orders for Aspect Products accepted by Aspect prior to or during such [**] day period which are to be delivered within [**] days of the date of such notice.

          (a) Aspect may reduce the Purchase Price of any Aspect Product at any time. Such reduction shall be applicable to all Aspect Products not shipped at the time of the reduction.

          (b)  [**] the Purchases Prices [**].

          (c) Taxes. All prices for Aspect Products are exclusive of all federal, state and local taxes, levies and assessments, and HP shall be responsible for the payment of all such taxes, levies and/or assessments imposed on Aspect Products purchased and/or licensed by HP hereunder, excluding taxes based on Aspect's net income from the transaction. HP shall be responsible for providing in a timely manner all documentation, in the nature of exemption certificates or otherwise, necessary to allow Aspect to refrain from collections, such as sales tax, which it would otherwise be obligated to make

8. TERMS OF PAYMENT.

          (a) Invoices. HP shall pay to Aspect the Purchase Price of all Aspect Products shipped hereunder within 30 days after the receipt of Aspect's invoice. Nothing herein shall affect Aspect's right to withhold shipment or otherwise exercise its rights under Section 24 (Termination) hereof in the event of HP's failure to make payment when due for Aspect Products delivered to HP. Aspect's invoices to HP for Aspect Products purchased under this Agreement shall be addressed to:

                  Hewlett-Packard GmbH
                  Department ASC-AP
                  Postfach 1430
                  D-71004 Boeblingen
                  Germany

                  Late Payment Charge. Subject to applicable law, service and/or interest charges not exceeding the lesser of 1-1/2% per month or the highest amount permitted by law may, at the election of Aspect, be assessed on amounts past due more than 30 days.

9. SHIPMENT AND DELIVERY.

          (a) Delivery Location. Each shipment must indicate the exact address of the recipient on the outside of the packaging as follows:

               Hewlett-Packard GmbH
               HSG-E Healthcare Solution Group Europe
               c/o Js. Mueller Spedition GmbH
               Eugen Zeyer Str. 1
               D-75382 Althengstett
               Germany

          (b) All shipments hereunder shall be freight collect, F.C.A. point of origin (Incoterms 1990). All Aspect Products shall be deemed delivered and subject to HP's dominion and control when placed in the possession of the carrier, packed and ready for shipment to HP.. Aspect shall cooperate with HP in the documentation and proof of loss claims promptly presented by HP to the appropriate carrier and/or insurer.

          (c) Delivery and Packaging Instructions Delivery and Packaging requirements will need to conform to the standards outlined in the HP Delivery and Packaging Standard (attached as Exhibit E)

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          (d) Delivery Date and Date of Dispatch. The requested delivery date will be specified on the HP Purchase Order. Aspect will utilize reasonable efforts to ensure that the order is delivered in accordance with Aspect's order acknowledgement and that the the date of dispatch is 10 days prior to the delivery date.

10. ACCEPTANCE.

Any Aspect Product shipped hereunder may be subjected to inspection and performance testing by HP, in accordance with applicable product specifications in effect at the time of delivery of such Aspect Products to HP. HP shall provide written notice to Aspect of the rejection of any such Aspect Product within [**] days of the date of receipt of any Aspect Product; if more than [**] of Aspect Products received in any single shipment do not pass HP's inspection or performance testing HP may reject the entire shipment lot. Aspect shall have [**] days from receipt of a notice from HP rejecting an Aspect Product either, at its option, to make any necessary repairs to the defective Aspect Product or to replace it. If Aspect replaces an Aspect Product, HP shall dispose of the replaced Aspect Product in accordance with Aspect's instructions and at Aspect's expense. HP's sole remedy for rejected Aspect Products shall be limited to repair or replacement of such Aspect Products.

11. WARRANTY.

          (a) General. Aspect warrants solely to HP that Aspect Products (including Software) delivered hereunder shall perform substantially in accordance with the specifications in Exhibit B (Aspect's Standard Module Kit) or other applicable product specifications as published by Aspect in effect at the time of delivery of such Aspect Product (including Software), and shall be free from defects in materials and workmanship, when given normal, proper and intended usage, for [**] from the date of installation of the HP BIS System at HP's end customer site, or [**] from the date of shipment by Aspect to HP, whichever is less . Aspect agrees, during the applicable warranty period, to repair or replace (at Aspect's option) all defective Aspect Products within [**] after date of return to Aspect and without cost to HP. This warranty shall not apply to expendable components and supply items, such as, but not limited to, cables (except for failures occurring within [**] of receipt of shipment), fuses and bulbs (or disposable items such as an Aspect BIS Sensor after the expiration date marked on the Sensor packaging); nor shall Aspect have any obligation under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence of HP, or anyone claiming through or on behalf of HP, or from improper or unauthorized use of Aspect Products, or use of Aspect Products in a manner for which they were not designed, or by causes external to Aspect Products such as, but not limited to, power or air conditioning failure.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          (b) Warranty Procedures. HP shall notify Aspect of any Aspect Products which it believes to be defective during the applicable warranty period and which are covered by the warranties set forth in paragraph (a). At Aspect's option, such Aspect Products shall be returned by HP to Aspect's designated facility for examination and testing, or may be repaired on site by Aspect. Aspect shall either repair or replace, within [**] of receipt by Aspect, any such Aspect Product found to be so defective and promptly return such Aspect Products to HP. Transportation and insurance costs, and/or risk of loss or damage during shipments, shall be borne by Aspect. Should Aspect's examination and testing not disclose any defect covered by the foregoing warranty, Aspect shall so advise HP and dispose of or return the Aspect Product in accordance with HP's instructions and at HP's sole expense.

          (c) Repair Warranty. Aspect warrants its repair work and/or replacement parts for the duration of the original warranty period as set forth in paragraph (a) or at least [**] whichever is longer.

          (d) LIMITATION. THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). THE FOREGOING WARRANTIES EXTEND TO HP ONLY AND SHALL NOT BE APPLICABLE TO ANY OTHER PERSON OR ENTITY INCLUDING, WITHOUT LIMITATION, CUSTOMERS OF HP.

12. SERVICE AND SUPPORT.

          (a) Service and Support. HP shall be responsible for providing installation, customer training, service and support (including repair) to its end customers for the Aspect Products sold hereunder and HP shall bear all related costs incurred for labor, parts, or travel to perform such service.

          (b) Central Repair Service. For the term of this Agreement, Aspect agrees to provide central repair service to HP for Aspect Products sold hereunder at a charge and as further detailed in Exhibit F (Service/Repair).

          (c) Excessive Failure Rate. If the Annual Failure Rate of Aspect's BIS Module Kit excluding out-of-box failures and cables exceeds the value as specified in Exhibit B (Aspect's Standard Module
               Kit) by more than [**] then Aspect shall reimburse HP for any additional cost (including material and labor, ) incurred by HP for repairing the units in excess of the above limit.

          (d) Service Period. For a period of [**] following the last delivery to HP of the applicable Aspect Product ordered by HP hereunder, Aspect shall make available repair service (or at Aspect's sole discretion, exchange units for the Aspect Products) for purchase by HP and third party users of the Aspect products at

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

               Aspect's then-current prices for such repair services and exchange units. After expiry of this [**] period, Aspect may, in its sole discretion, continue to supply repair services (and/or exchange units for the Aspect Products) subject to the mutual written agreement of the Parties.

          (e) Service Reporting. Aspect shall maintain a complete record of all repair activities performed on any Aspect products received for repair, and will provide HP with a monthly report on all service actions including failure and repair statistics at a sub-assembly levelas laid down in Exhibit F (Service/Repair). Service Reports for each product shall be sent electronically by email to responsible procurement and technical marketing engineer (Contact Persons shown in Exhibit C, Contact Persons / Addresses). Rootcause analysis is to be performed and reported by Aspect in case of abnormal failures, incidents and malfunctions.


13. QUALITY ASSURANCE.

          (a) Both parties agree to maintain ISO900x, EN460x, European directive 93/42/EEC Annex II ("MDD AX-II") certification status and compliance with the U.S. Food and Drug Administration's ("FDA") Quality System Regulation ("QSR"), the European Medical Device Directive ("MDD"), and other appropriate regulations pertinent to the development, manufacturing and marketing of this kind of medical product.

          (b) All Products developed under this Agreement shall fully comply with the above quality requirements and guidelines (MDD AX-II, FDA QSR, etc.)

          (c) If the actual Annual Failure Rate (,,AFR") of the BIS Module Kit or subcomponents thereof exceeds the expected value specified in Exhibit B (Aspect's Standard Module Kit) by more than [**] then Aspect agrees to investigate the root cause of the problem and take the appropriate corrective actions to bring the AFR back into the specified range.

14. REGULATORY MATTERS.

          (a) Aspect shall assume full regulatory responsibility for the Aspect Products, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the BIS Module Kit. Both Parties will work together to develop a regulatory plan during phase 1 of the Project which defines precisely what these regulatory and localization requirements are for all countries where the HP BIS System is intended to be sold. In particular, Aspect shall be responsible for generating its own Device Master Record for the BIS Module Kit and obtaining the CE-mark. It is understood that the BIS Module Kit will be a component of the HP BIS System for which HP assumes full regulatory responsibility as provided in Section 14
               (c).

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          (b) HP shall assume full regulatory responsibility for the HP Products, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the HP Patient Monitors and the HP BIS Module in all countries in the Territory.

          (c) HP shall assume the regulatory responsibility for the combination of the Aspect and HP components in the HP BIS System. Aspect shall fully support HP as required in the process of obtaining regulatory approvals by making available to HP any required information, data, certificates, or technical files in the requested formats.

          (d) For bringing the Aspect Products into the market in countries affected by the European Medical Device Directive ("MDD"), Aspect is the legally responsible manufacturer under the MDD as named in detail in Exhibit C (Contact Persons/Addresses). The Aspect Products shall be marked accordingly.

          (e) HP and Aspect shall inform each other in writing immediately about any event that may require incident reporting in any country of the Territory.

          (f) In the event of any recall of an Aspect Product required by a governmental agency for safety or efficacy reasons, or requested by Aspect at its sole discretion, which is the result of Aspect's failure to supply Aspect Products that (1) conform in all material respects to the applicable published specifications (including the specifications set forth in Exhibit B (Aspect's Standard Module Kit)) or (2) are free from defects in material and workmanship (when given normal, proper and intended usage), Aspect agrees to repair or replace at its own costs all Aspect Products subject to the recall and previously delivered to HP. Aspect also agrees to consult with HP to establish a reasonable process for managing the recall and Aspect shall [**] that are consistent with the recall process agreed to by the Parties.. In the event the recall is not required by a governmental agency for safety or efficacy reasons, but is instead requested by Aspect at its sole discretion, Aspect will be responsible for determining the scope of the recall, including the number of units, timeframe for the recall, and criteria for completion. HP agrees to maintain all necessary sales records to facilitate the recall.

          (g) HP may at its sole discretion delegate some of the obligations under this Section 14 to its subdistributors.

          (h) For the purpose of facilitating product traceability, all Products purchased from Aspect by HP will require identification of an internal order number and tracking code.

15. PRODUCT CHANGES; DISCONTINUED PRODUCTS; FUTURE PRODUCTS; CONTINUED SUPPLY.

          (a) Product Changes. Aspect shall have the right, at any time and from time to time, to make substitutions and modifications to Aspect Products, provided that such substitutions or modifications will not materially affect form, fit or function of Aspect

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          Products. In the event that any proposed substitution or modification affects, in Aspect's reasonable judgment, the form, fit or function of a Aspect Product, Aspect shall give HP written notice of such proposed substitution or modification at least [**] prior to its taking effect and HP shall have the right, during such [**] period and for [**] thereafter, to order Aspect Products without such substitution or modification for delivery within [**] after such substitution or modification takes effect. Aspect shall give written notice of any proposed change to the Aspect Products using the Supplier Change Notification Agreement Form (attached as Exhibit D) and provide the appropriate verification and validation information evaluating the affect on the HP BIS System. Notwithstanding anything to the contrary in the Change Notification Agreement Form, HP shall not unreasonably withhold its approval of any such changes.

     (b) Discontinued Products. Aspect agrees to notify HP in writing not less than [**] in advance of the discontinuance of any Aspect Product. HP shall be able to place orders for at least [**] after receipt of the written notice in any case. In addition, HP shall be entitled to determine its lifetime-buy quantities and place a corresponding last purchase order.

     (c) Future Products. The Aspect Products are designed for use in measuring the effects of anesthetic and sedative agents on the brain during surgery. In the event that Aspect develops a product involving a different type of index, patient sensor, or application, Aspect and HP agree to discuss a new agreement for the purchase of such new product or products by HP.

     (d) Continued Supply. In the event that (a) Aspect makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of any or all of Aspect's property, or Aspect files a voluntary petition under federal bankruptcy laws or similar state statutes or such a petition is filed against Aspect and is not dismissed within sixty (60) days, and (b) Aspect fails to deliver Aspect Products ordered by HP under this Agreement within [**] of the delivery date specified on a purchase order complying with Section 4 and accepted by Aspect in accordance with Section 4, upon request of HP, Aspect shall grant to HP, a nonexclusive license to use the Manufacturing Materials to make and have made the Aspect Products for use in the HP BIS System, until [**] after Aspect is ready and able to deliver Aspect Products to HP under the terms of this Agreement and has notified HP thereof. This includes a non-exclusive license to use any tools, design documentation, or any other manufacturing materials which may be necessary. The manufacturing materials supplied by Aspect shall include a list of the Aspect suppliers of parts for Aspect Products. Upon exercise by HP of the manufacturing license set forth above, HP shall pay Aspect a "Manufacturing License Fee" equal to the royalty specified on Exhibit A (Aspect's Products and Purchase Prices).

16. OWNERSHIP AND PROTECTION OF RESULTS.

     (a) It is expressly agreed that neither Aspect nor HP will transfer to any Party any patent rights, copyrights or intellectual property of any kind that either Party owns at the effective date of this agreement.

     (b) Aspect shall retain the title to and possession of any models, patterns, dies, molds, jigs, fixtures, and other tools made for or obtained in connection with this Agreement and solely related to the Aspect Products, even if made for, obtained by or paid for by HP.

     (c) If there are developments (including patentable inventions) conceived, created or reduced to practice as part of the joint development project then the rights to such developments shall be retained (a) by Aspect if conceived, created or reduced to practice solely by Aspect, or (b) by HP, if solely conceived, created or reduced to practice by HP, or (c) jointly by HP and Aspect (without any duty to account to the other) if jointly developed by HP and Aspect provided that:

          HP shall assign to Aspect all rights to any development relating to Aspect's BIS Module Kit and Aspect shall assign to HP all rights to any development relating to the HP Patient Monitor or HP BIS Module subject to Aspect's retained rights to the BIS Protocol.

17. DOCUMENTATION AND TRAINING.

         Aspect agrees to provide HP with such product literature, operations and maintenance manuals, other information and training (including training to avoid possible misrepresentation of Aspect's Bispectral Index) as is mutually agreed, to enable HP properly to sell and maintain Aspect Products, provided that in no event shall the source code or source listings of Aspect Software be required to be disclosed or provided by Aspect to HP pursuant to this Section 17 or otherwise. Such training needs to begin at least three months prior to introduction of the HP BIS System and will be defined as part of the Project's marketing plan.

18. CONFIDENTIALITY.

         No confidential information disclosed by either party to the other in connection with this Agreement shall be disclosed to any person or entity other than the recipient party's employees and contractors directly involved with the recipient party's use of such information who are bound by written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient party from disclosure to others with the same degree of care accorded to its own confidential information of like importance. In addition, each party and its representatives shall use the confidential information only for the purposes specified under this Agreement and such information shall not be used for any other purpose without the prior written consent of the disclosing party. To be subject to this provision, information must be delivered in writing and designated as proprietary or, if initially delivered orally, must be confirmed in writing as confidential within 30 days after the oral disclosure. Information will not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient party, if it was a matter of written record in the recipient party's files prior to disclosure to it by the other party, or if it was or is received by the recipient party from a third person under circumstances permitting its unrestricted disclosure by the recipient party. Upon termination of this Agreement, each party shall promptly deliver to the other all confidential information of the other party in the possession or control of such party and all copies thereof, provided that each party may retain a copy thereof for archival purposes. The obligations under this Section 18 shall continue for both parties for a period of 10 years after delivery by Aspect to HP of the last Aspect Product under this Agreement. HP is entitled to transmit confidential information of Aspect to Hewlett-Packard Company and to its subsidiaries and affiliated companies. In this case these companies may only use such information to the same extent as HP is entitled to under this Agreement. HP will be responsible that these companies comply with the confidentiality provisions of this Agreement.

19. INDEMNITIES.

     19.1. INDEMNITIES BY ASPECT.

          (a) Except as provided below, Aspect shall defend and indemnify HP from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Aspect Products purchased and/or licensed hereunder infringe any patent or copyright or misappropriate a trade secret of a third party, provided that (i) HP shall have promptly provided Aspect written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) Aspect shall have sole control and authority with respect to the defense, settlement, or compromise thereof. Should any Aspect Products delivered hereunder become or, in Aspect's opinion, be likely to become the subject of such a claim, Aspect may, at its option, either (x) procure for HP the right to continue purchasing and using such Aspect Products, or (y) replace or modify such Aspect Products so that they become non-infringing or if (x) and (y) are not reasonably available to Aspect, then (z) terminate HP's rights under this Agreement to purchase the allegedly infringing Product and refund to HP the amount which HP has paid to Aspect for such Products which are in the possession of HP, upon return of such Products in their unopened packages to Aspect at its principal facility in the United States (freight and insurance at Aspect's expense). In such event, Aspect may withhold further shipments of infringing or potentially infringing Aspect Products.

               Aspect shall have no liability or obligation to HP hereunder with respect to any patent, copyright infringement or trade secret misappropriation or claim thereof based upon

               (i)  compliance with designs, plans or specifications of HP,

               (ii) use of Aspect Products by HP in combination with devices or products not purchased and/or licensed hereunder where the Aspect Products would not themselves be infringing,

               (iii)use of the Aspect Products by HP in an application or environment for which such Aspect Products were not designed or contemplated, or

               (iv) modifications of the Aspect Products by HP

          (b) Aspect's liability hereunder shall not exceed the purchase and/or license price paid by HP for the Aspect Products found to be infringing. The foregoing states the entire liability of Aspect with respect to infringement or misappropriation of patents, copyrights and trade secrets by the Products or any part thereof or by their operation.

          (c) In the event that any claim is brought against HP as a result of personal injuries and/or property damages resulting from that portion of the HP BIS System developed and manufactured by Aspect, and provided further that such claims do not arise as a result of the misuse of the HP BIS System , or the use of the HP BIS System in an application for which it was not designed by Aspect, where such claim would not have occurred but for such misuse or use, Aspect agrees that it shall indemnify and hold HP harmless from and against any damages, liabilities, costs and expenses arising out of such claim, provided that HP shall promptly provide Aspect written notice thereof and reasonable cooperation, information and assistance in connection therewith and Aspect shall have sole control and authority with respect to the defense, settlement or compromise.

         19.2.    INDEMNITIES BY HP.

              (a) Except as provided below, HP shall defend and indemnify Aspect from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) incurred by Aspect as a result of or arising from HP's activities under this Agreement, including, without limitation, product liability, customer warranty and service claims, provided that

               (i) Aspect shall have promptly provided HP written notice thereof and reasonable cooperation, information and assistance in connection therewith, and

               (ii) HP shall have sole control and authority with respect to the defense, settlement or compromise thereof, and provided further that

              (iii) HP shall not be liable to Aspect under this Section 19.2 to the extent that such damages, liabilities, costs and expenses arise from Aspect's negligence or a breach of any representation or warranty by Aspect hereunder.

20. TRADEMARKS.

     20.1. ASPECT TRADEMARKS.

          (a) Ownership. HP acknowledges and agrees that Aspect is the sole and exclusive owner of all right, title and interest in and to the trademarks (the "Aspect Trademarks") identified on Exhibit H (Aspect Trademarks). HP recognizes the value of the Aspect Trademarks and the good will associated with the Aspect Trademarks. HP agrees that its use of the Aspect Trademarks and any good will arising therefrom shall inure to the benefit of Aspect. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the Aspect Trademarks to HP, other than the grant of a license in Section 20.1 (c) below; it being acknowledged and agreed that all other right, title and interest in and to the Aspect Trademarks is expressly reserved by Aspect. HP shall keep the Aspect Trademarks free from all liens, mortgages or other encumbrances. HP agrees that it will not attack or otherwise challenge the title, validity or any other rights of Aspect in or to the Aspect Trademarks.

          (b) Notice. All HP BIS Systems that use the Aspect Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice consisting of the following elements:

               (i) The statement "[insert trademark(s)] is a trademark(s) of Aspect Medical Systems, Inc."

               (ii) HP will include the "(TM)" or "(R)" symbol, as instructed by
                    Aspect, after the first prominent use of the Aspect Trademark in the HP Patient Monitor and related materials. HP shall have a period of 30 days in which to begin to use the "(R)" symbol in replacement of the "(TM)" symbol upon receiving instruction to do so by Aspect. HP may continue to deliver stocked literature before the change becomes effective.


              (iii) HP shall reproduce copyright and trademark notices of Aspect on the "splash screen" or in the same location where HP reproduces its own copyright notices .

          (c) License. Aspect hereby grants to HP a nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use the Aspect Trademarks to designate and promote Aspect Products in HP BIS Systems. HP shall have no other right to use, display or utilize the Aspect Trademarks for any other purpose or in any other manner.

          (d)  Quality Standards.

               (i) Upon reasonable notice and request, and at a mutually acceptable date and location, Aspect may inspect the advertising and promotional materials on which the Aspect Trademarks are used so that Aspect may monitor compliance with this Agreement.

               (ii) Compliance. Aspect acknowledges the high standards of quality and excellence established by HP with respect to products bearing HP's trademarks. HP acknowledges the high standards of quality and excellence established by Aspect with respect to products bearing the Aspect Trademarks. HP agrees that HP Patient Monitors with which the Aspect Trademarks are used shall be of such quality so as to maintain such high standards and to reflect well upon Aspect. HP agrees to adhere to HP's own or the following quality standards (whichever may be more rigorous) for use of the Aspect Trademarks by HP:

                    - In order to ensure that Aspect Products and HP Patient Monitors distributed under the Aspect Trademarks comply with the consistent quality standards of Aspect, all Aspect Products and HP Patient Monitors distributed by or for HP

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                         which bear an Aspect Trademark shall conform to those standards which Aspect provides to HP in writing. HP shall cause each major new release of such HP Patient Monitors to comply with such standards or remove the Aspect Trademark(s) from any such new release, which does not comply with such standards. HP shall have a period of 30 days in which to bring newly shipped HP Patient Monitors into compliance with any standard provided to it by Aspect following the date of this Agreement.

                    - HP acknowledges that if Aspect Products or HP Patient Monitor products bearing the Aspect Trademarks fail to satisfy the quality standards set forth above, the substantial good will which Aspect have built and now possess in the Aspect Products and in the Aspect Trademarks will be impaired.

          (e) Protection and Infringement. HP agrees to cooperate with and assist Aspect in obtaining, maintaining, protecting, enforcing and defending Aspect' proprietary rights in and to the Aspect Trademarks. In the event that HP learns of any infringement, threatened infringement or passing-off of the Aspect Trademarks, or that any third party claims or alleges that the Aspect Trademarks infringe the rights of the third party or are otherwise liable to cause deception or confusion to the public, HP shall notify Aspect giving the particulars thereof, and HP shall provide necessary information and assistance to Aspect in the event that Aspect decides that proceedings should be commenced.

          (f)  Termination. In addition to the termination rights set forth in
               Section 23 hereof, in the event that HP is in material breach of any provision of this Section 20, Aspect may, upon [**] written notice, terminate the license granted in Section 20.1 (c) if HP does not cure such breach or default within such [**] period. The parties recognize that curing such breach or default may require development of a new version of HP BIS System. If this is the case, then HP will be deemed to have cured such breach or default if, within the [**] cure period, HP presents to Aspect a plan for revision of HP Product that will cure such breach or default, such plan is reasonably acceptable to Aspect, and such revision is released and distributed within three months following written notice of such breach or default.

               In addition to the provisions of Section 23 hereof, upon termination of the license granted in Section 20.1 (c), or upon termination of this Agreement, for whatever cause:

               (i) HP shall immediately cease and desist from any further use of the Aspect Trademarks and any trademarks confusingly similar thereto, either directly or indirectly;

               (ii) All rights in the Aspect Trademarks granted to HP hereunder shall immediately revert to Aspect;

              (iii) In the event that this Agreement is terminated for any reason other than a material breach or material default by HP, HP shall have a period of 30 days thereafter to dispose of all of the unsold HP BIS Systems bearing the

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                    Trademarks and advertising and promotional materials relating thereto which had been completed by it prior to such termination, provided such HP BIS Systems and materials were in the process of manufacture more than [**] before such termination.

          (g) Promotional Claims. The general form of any promotional claims by HP regarding Aspect's Bispectral Index technology and/or the integration of this technology in HP Patient Monitors, and the specific form of the use of Aspect's trade names and trademarks, and of intended use claims regarding Aspect's Bispectral Index technology, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Aspect prior to its publication or display.

     20.2. HP TRADEMARKS.

          (a) The general form of any potential claim by Aspect that HP uses Aspect's Bispectral Index technology as part of the HP Patient Monitors, and the specific form of the use of HP's trade names and trademarks in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by HP prior to its publication or display.

          (b) Upon termination of this Agreement any reference to HP and it's trademarks must be immediately removed from any literature or other display and must no longer be distributed.

21. EXPORT.

     HP shall not export, directly or indirectly, HP BIS Systems or other products, information or materials provided by Aspect hereunder, to any country for which the United States requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be HP's responsibility to comply with the latest United States export regulations, and HP shall defend and indemnify Aspect from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that HP BIS Systems or other products, information or materials provided by Aspect hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

22. CO-MARKETING PROGRAM.

     (a) HP and Aspect may agree to undertake co-marketing programs in certain geographies.

     (b) HP and Aspect have agreed on a co-marketing program in North America as described in Exhibit G (Co-Marketing Program) to this Agreement.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

23. TERM; DEFAULT AND TERMINATION.

    23.1. TERM AND RENEWAL.

          The initial term of this Agreement shall commence on the date first specified above (the "Effective Date") and shall continue for a period of 6 years. The term of this Agreement shall be automatically renewed for successive 12 month periods unless either party provides written notice of termination to the other party at least 60 days prior to expiration of the Agreement.

    23.2. TERMINATION FOR GOOD CAUSE.

          (a) The Agreement may be terminated by Aspect giving 30 days written notice to HP in the event HP has not commercially introduced an HP BIS System by October 31st [**].

          (b) The Agreement may be terminated by HP giving 30 days written notice to Aspect if Aspect has failed to provide a BIS Module Kit with the necessary regulatory approvals to HP by October 31st [**].

          (c) Events of Default. The following shall constitute events of default under this Agreement:

               (i) if either Party assigns this Agreement or any of its rights or obligations hereunder except in connection with the sale of such Party's business to which this Agreement relates (the word "assign" to include, without limiting the generality thereof, a transfer of a majority interest in the Party) without the prior written consent of the respective other Party. Notwithstanding the foregoing, it is understood that this Agreement shall be assigned to Agilent Technologies GmbH, at Herrenberger Strasse 110 - 130, D-71034 Boeblingen, Germany and that Aspect consents to such assignment.; or

               (ii) if either Party shall neglect or fail to perform or observe any of its obligations to the other Party hereunder, including, without limiting the generality thereof, the timely payment of any sums dueor Aspect's inability to deliver Aspect Products, and such failure is not cured within [**] in the event of a default in the payment of amounts owed the other Party) after written notice thereof from the other Party; or

              (iii) if there is (w) a dissolution, termination of existence, liquidation, insolvency or business failure of either Party, or the appointment of a custodian or receiver of any part of either Party's property, if such appointment is not terminated or dismissed within thirty (30) days; (x) a composition or an assignment or trust mortgage for the benefit of creditors by either Party; (y) the commencement by either Party of any bankruptcy proceeding under

                           Confidential Materials omitted and filed separately
                         with the Securities and Exchange Commission. Asterisks denote omissions.

                    the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; or (z) the commencement against either Party of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days.

          (d) Remedies. Upon any event of default, and in addition to any other remedies either Party may have at law or in equity, the non-defaulting Party may cancel any outstanding Order, refuse to make or take further Orders or deliveries, cancel any discount given, and declare all obligations immediately due and payable. The non-defaulting Party shall have all the remedies of a secured party under the Uniform Commercial Code and any other applicable law. The defaulting Party shall be liable for the other Party's expense of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses in the event of default. Cancellation fees shall not be due and payable.

    23.3. INSURANCE.

          Upon request, Aspect shall provide evidence of product liability, general liability and property damage insurance against an insurable claim or claims which might or could arise regarding Aspect products purchased from Aspect. Such insurance will contain a minimum limit of liability for bodily injury and property damage of not less than [**] US$.

24. GENERAL PROVISIONS.

     (a) Force Majeure. In the event that either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

     (b) Publicity. Neither Party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the prior written approval of the other Party, except as otherwise required by law.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     (c) Waiver. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

     (d) No Agency. Nothing contained in this Agreement shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint ventures or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

     (e) Survival of Obligations. All obligations of either Party which, by their nature, require performance after the expiration or termination of this Agreement, namely the sections on Royalties (5.(c)), Warranty
          (11), Service and Support (12), Regulatory Matters (14), Ownership and Protection of Results (16), Confidentiality (18), Indemnities (19), Trademarks (20) shall survive the expiration or termination of this Agreement and continue to be enforceable.

     (f) LIMITATION ON LIABILITY. EXCEPT AS PROVIDED IN SECTION 19.1, ASPECT'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF ASPECT PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE AMOUNT OF [**] US$ . IN NO EVENT SHALL ASPECT BE LIABLE TO HP OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF ASPECT PRODUCTS.

     (g) Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     (i) Notices. Any notice or communication with regard to the termination of or changes to this Agreement from one Party to the other shall be in writing and either personally delivered or sent via certified mail, postage prepaid and return receipt requested addressed, to such other Party at the address of such Party specified in this Agreement or such other address as either Party may from time to

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          time designate by notice hereunder.

     (j) Entire Agreement. This Agreement constitutes the entire agreement between the Parties. No waiver, consent, modification or change of terms of this Agreement shall bind either Party unless in writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. There are no understandings, agreements, representations or warranties, expressed or implied, not specified herein regarding this Agreement or the Aspect Products purchased and/or licensed hereunder. Only the terms and conditions contained in this Agreement shall govern the transactions contemplated hereunder, notwithstanding any additional, different or conflicting terms which may be contained in any Order or other document provided by one Party to the other. Failure of Aspect to object to provisions contained in any Order or other document provided by HP shall not be construed as a waiver of the terms and conditions of this Agreement nor an acceptance of any such provision. Retention by HP of Aspect Products delivered hereunder shall be conclusively deemed to be a confirmation of the terms and conditions hereof.

     (k) Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

     (l)  Exhibits: The following Exhibits shall be part of this Agreement:

                    Exhibit A:         Aspect Products and Purchase Prices

                    Exhibit B:         Aspect's Standard Module Kit

                    Exhibit C:         Contact Persons/Addresses Prices

                    Exhibit D:         Change Notification Agreement

                    Exhibit E:         Delivery and Packaging Standard

                    Exhibit F:         Service/Repair

                    Exhibit G:         Co-Marketing Program

                    Exhibit H:         Aspect Trademarks

                    Exhibit I:         [**]

         IN WITNESS WHEREOF, this Agreement has been duly executed as a sealed instrument as of the date specified above.

Aspect Medical Systems, Inc.                       Hewlett-Packard GmbH

By: J. Breckenridge Eagle                    By:   Anthony [illegible]
   ------------------------                     ------------------------------
Title:  Chairman                             Title:    General Manager
      ---------------------                        ---------------------------
                                                   Patient Monitoring Division

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                EXHIBIT (A):ASPECT'S PRODUCTS AND PURCHASE PRICES

ORDERABLE                                  ASPECT             HP         UNITS (EA)       Aspect               HP          ROYALTIES
PARTS / PRODUCTS                          PART NO.         ID Number     CASES (PK)     List Price         Base Price        (US$)
                                                                                           (US$)        (US$) - Note A
----------------------------------        --------         ---------     ----------     ----------      ---------------    ---------
BIS MODULE KIT (new unit, includes          tbd               tbd           1 ea           [**]               [**]            [**]
DSC, DSC Cable, HP BIS Engine,
Module Cable, User Manual)


Sensor Startup Kit                                                          5 ea                              [**]            [**]

DSC (replacement)                                                                                             [**]            [**]


DSC Cable (replacement)                                                                                       [**]            [**]


HP BIS Engine (replacement)                                                                                   [**]            [**]


Module Cable (replacement)                                                                                    [**]            [**]


User Manual                                                                                                   [**]            [**]
Service Manual                                                                                                [**]            [**]


BIS Application Note (english)                                                                                [**]            [**]


BIS Application Note (french)                                                                                 [**]            [**]


 ...                                                                                                                           [**]
BIS Brochure                                                                                                  [**]            [**]
                                                                                                                              [**]



Note A:

The HP Purchase Price is the sum of the HP Base Price (based on number of units purchased per year) and the Royalties (based on cumulative number of units sold). In addition to the HP Base Price specified above, HP shall pay to Aspect for each BIS Module Kit purchased an additional sum to allow Aspect [**]. It is currently estimated [**] per module kit.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

EXHIBIT (B):              ASPECT'S STANDARD MODULE KIT

ASPECT'S STANDARD BIS MODULE KIT.

Aspect's BIS 'Module Kit' is designed specifically for OEM applications and allows the integration of Aspect's BIS monitoring technology into OEM equipment. The BIS Engine will interface to the patient via the Aspect BIS sensor and to the OEM equipment utilizing a serial (RS-232) 3-wire interface and the necessary power connections.

The BIS Module Kit consists of a Digital Signal Converter (DSC-2) that is placed in proximity to the patient and a small circuit board that resides in the OEM equipment. The DSC-2 is a small (palm sized) front-end to the BIS Engine circuit board that provides the patient interface and performs the high performance analog to digital conversion of the EEG signals. The EEG signals are transmitted in digital format from the DSC-2 to the BIS engine circuit board via a 12 foot cable that is hard wired connected at the DSC-2.

The BIS Engine circuit board measures 3 x 4 inches. This board performs digital signal processing on the digitized EEG signal and outputs the Bispectral Index to the OEM system via the RS-232 serial connection. The board is constructed using double sided surface mount techniques. The connections to the BIS Engine circuit board are a serial interface (RS-232), power, and DSC connections.

       Detailed Technical Specifications:
       ----------------------------------

       Digital Output:              [**]
                                    [**]

       Main Parameters:             [**]
                                    [**]

       Electrical Safety:           [**]

       Power:                       [**]
                                    [**]
                                    [**]

       Artifact Rejection:          [**]

       Bispectral Index:            [**]



       Digital Signal Converter (DSC-2)
       --------------------------------
       Description:                 [**]

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

       Weight:                      [**]

       Dimensions:                  [**]
                                    [**]

       Cable Length:                [**]

BIS Engine PCB

       Physical:                    [**]

       Processing Power:            [**]

Software Upgrades

       The BIS engine software is stored in reprogrammable FLASH memory. Software upgrades can be accomplished on-site or remotely via the serial interface.

Serial Identifier

       Each BIS engine is given a unique serial identifier. This allows for electronic identification/tracking of every BIS Engine.

Annual Failure Rate

       The current combined annual failure rate for the BIS Engine and the DSC is [**]. During Phase 1 of the Project, this information will need to be broken down by age of equipment